                                  Exhibit 23.1



                               Consent of Counsel

         Miller, Hamilton, Snider & Odom, L.L.C., consents to the use of its name in the Prospectus, which is a part of the Registration Statement on Form S-8, under the heading "LEGAL OPINIONS," and to the inclusion of its opinion as an exhibit to the registration statement.

                                       MILLER, HAMILTON, SNIDER & ODOM, L.L.C.



                                       BY:  s/ Michael D. Waters
                                           ------------------------------
                                            Michael D. Waters


                                       DATED:  February 11, 1997

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